Exhibit 99.1

FOR:	PW Eagle, Inc.
1550 Valley River Drive
Eugene, OR 97440
(Nasdaq-NMS: “PWEI”)

CONTACT:	Scott Long,
Chief Financial Officer, PW Eagle, Inc.
541-343-0200

PW Eagle Updates Status of USPoly Spin-Off

Eugene, Oregon — December 29, 2004 — PW Eagle, Inc. (Nasdaq-NMS: “PWEI”) today updated the status of its intended spin-off of its shares of its majority-owned subsidiary, USPoly Company (formerly PWPoly Corp.). As previously announced, the Company intends to spin-off its shares of USPoly stock to its shareholders who own 8,000 or more shares of PW Eagle and make a cash dividend of equal value to its shareholders who own less than 8,000 shares. USPoly is in the final stages of preparing a registration statement to be filed with the Securities and Exchange Commission in connection with the spin-off. The filing has been delayed as a result of the need to resolve a disclosure matter relating to the registration statement. USPoly has filed a request for a waiver with the Securities and Exchange Commission from certain rules requiring the filing of detailed historical financial statements of W.L. Plastics Corporation, a company in which USPoly has a 23% minority interest.

During the first three quarters of 2004, PW Eagle has been accounting for USPoly’s interest in W.L. Plastics using the equity method of accounting because it owned more than 20% of W.L. Plastics and at that time could have had significant influence over the affairs of W.L. Plastics. Under this method of accounting, USPoly, and hence PW Eagle, was required to include in its income statements its share of the undistributed earnings of W.L. Plastics. As a result of USPoly’s acquisition of the business assets of Uponor Aldyl, USPoly is now a competitor of W.L. Plastics. Since it is now a competitor, USPoly’s relationship with W.L. Plastics has changed, and it no longer is able to exercise any significant control over the affairs of W.L. Plastics. Consequently, PW Eagle and USPoly will now account for USPoly’s interest in W.L. Plastics using the cost method of accounting. Under this method of accounting, USPoly will not include its share of W.L. Plastics’ earnings in its income in future periods.

Since PW Eagle accounted for USPoly’s interest in W.L. Plastics on the equity method at the time it acquired more than 20% of W.L. Plastics in January 2004, the Securities and Exchange Commission rules require that W.L. Plastics’ audited financial statements for 2001, 2002 and 2003 and its unaudited statements for the first three quarters of 2004 be filed with the registration statement. USPoly is not able to obtain these financial statements from W.L. Plastics for the purpose of filing them as required. As a result, USPoly is requesting a waiver of this requirement from the Securities and Exchange Commission.

If the requested waiver is not obtained, and there is no assurance it will be, PW Eagle will not be able to complete the spin-off of its shares of USPoly stock as currently anticipated. USPoly expects to hold discussions with the Securities and Exchange Commission and resolve this issue as soon as possible. If the Securities and Exchange Commission grants the requested waiver, PW Eagle anticipates that the spin-off will occur within 90 days of the filing of the registration statement which is anticipated to be filed in early January 2005.

Separately, PW Eagle announced that on December 17, 2004, USPoly sold shares of USPoly common stock to several members of its operating management team at a price of $1.10 per share, the price that the Board of Directors of USPoly determined to be the fair market value of those shares after conferring with an independent investment banker. The shares were sold to these employees as part of their employment arrangements. The value per share of USPoly stock that will be used in connection with PW Eagle’s contemplated future spin-off of its USPoly shares will be established by an independent committee of the Board of Directors of PW Eagle based on a valuation of USPoly conducted by an independent investment banker. The valuation will be conducted using a similar methodology as of a date just prior to the record date for the spin-off. That valuation could be higher or lower than the $1.10 per share price discussed above depending on the results of operations and other conditions at the time of the proposed spin-off.

PW Eagle is a leading extruder of PVC pipe products, and USPoly is an extruder of polyethylene pipe. The Company and USPoly operate fifteen manufacturing facilities across the United States. PW Eagle’s common stock is traded on the Nasdaq National Market under the symbol “PWEI”.

THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER TO SELL ANY SECURITIES OF PW EAGLE OR USPOLY.

Forward Looking Statements

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING INFORMATION AND ACTUAL RESULTS MAY DIFFER

Statements that PW Eagle, Inc. may publish, including those in this announcement that are not strictly historical are “forward looking” statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements made in this press release, including (i) that the spin-off will occur within 90 days of the filing of the registration statement if the Securities and Exchange Commission grants USPoly’s waiver request; and (ii) that the registration statement will be filed in early January of 2005 are “forward looking” statements which involve known and unknown risks and uncertainties that may cause the actual results to differ materially from those expected and stated in this announcement. Factors that may adversely affect our forward looking statements include; denial by the Securities and Exchange Commission of our waiver request and delays in the registration statement review process. In addition, the Company must satisfy certain conditions before it can spin off USPoly to its shareholders. Some of these conditions are outside the Company’s control; including the timing and review of the Company’s registration statement with the Securities and Exchange Commission.

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